                                                                    EXHIBIT 23.1


Board of Directors
Team Financial, Inc.:


We consent to the use of our report on the consolidated financial statements of Team Financial, Inc. included herein and to the reference to our firm under the heading "Experts" in Amendment No. 1 to the Registration Statement on Form S-1 of Team Financial, Inc., SEC File No. 333-76163.

/s/ KPMG LLP

Kansas City, Missouri
June 4, 1999